~RAm AGREEM~

b~een

TR~ET ESSEPmAL FAC~ 2r, INC.
as ~ andlo~

FIR~ ~ALTR S~TEGIES, INC.
as T=ant

dated as of Noveniber 1, 1994
--2--

TABLE OF CONTBNTS

~ge

1. DEMISE OF PREMISES . . . . . . . . . . . . . . . .
 . . . 1
2. USE . . . . . . . . . . . . . . . . . . . . . . . .
 . . 1

     3. TERM
     2
     4. RENTAL
     3

5. NET LEASE; NON-TERMINABILITY . . . . . . . . . . . .
 . . 3
6. QUIET ENJOYMENT . . . . . . . . . . . ... . . . . .
 . . 4
7. UTILITY BILLS . . . . . . . . . . . . . . . . . . .
 . . 5
8. REPAIRS AND MAINTENANCE . . . . . . . . . . . . . .
 . . 5
9. IMPOSITIONS . . . . . . . . . . . . . . . . . . . .
 . . 6
10. DESTRUCTION OF OR DAMAGE TO PREMISES . . . . . . .
 . . . 8

     11. INSURANCE
     10

12. GOVERNMENTAL ORDERS; COVENANTS: LANDLORD CURE;

PERMITTED CONTEST . . . . .. . . . . . . . . .

16

     13. EMINBNT DOMAIN
     19

14. DEFAULT: Events of Default . . . . . . . . . . . .
 . . . 22
15. REMEDIES . . . . . . . . . . . . . . . . . . . . .
 . . . 24
16. SUBORDINATION . . . . . . . . . . . . ; . . . . . .
 . . 25
17. LANDLORD'S RIGHT OF ENTRY . . . . . . . . . . . . .
 . . 27

     18. NOTICES
     27

19. STATUS OF LEASE; FINANCIAL DATA . . . . . . . . . .
 . . 28
20. MECHANICS' LIENS . .. . . . . . . . . . . . . . . .
 . . . 28

     21. END OF TERM
     30

22. ALTERATIONS . . . . . . . . . . . . . . . . . . . .
 . . 31
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23. MEMORANDUM OF LEASE . . . . . . . . . . . . . . . . . . 32

24. SUBLETTING/ASSIGNMENT . . . . . . . . . . . . . . . . . 32

25. HAZARDOUS MATERIAL . . . . . . . . . . . . . . . . . . . 33

26. MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . 37


Bxhibit A-1  Description of Land
Exhibit A-2  Description of Personal Property
Exhibit A-3  Site Plan
Exhibit B    Rent Payments
Bxhibit C    Repurchase Schedule
Exhibit D    Form of Estoppel Certificate
Exhibit E    Permitted Exceptions

     THIS LEASE, made and entered into as of November 1, 1994 (together with all amendments and supplements hereto, this "Leasen), by and between TRINET

ESSENTIAL FACILITIES X, INC., a Maryland corporation (together, with any successor or assigns, hereinafter called the "Landlordn) and FIRST HEALTH STRATEGIES, INC., a Delaware corporation (together with any permitted successor or ensigns, hereinafter called the "Tenant"). Capitalized terms used herein not otherwise defined shall have the meanings specified in Annex I hereto.

WITNESSETH

     In consideration of the covenants and agreements herein contained, the parties hereto mutually agree as follows:

     1. DEMISE OF PREMISBS: Landlord hereby demises and leases to Tenant and Tenant hereby lea~es and rents from Landlord the Premises, in its "as is" condition, subject to the existing state of title (without express or implied warranty of Landlord with respect to the condition or fitness of the Premises for a particular use or title thereto, except that Landlord warrants that it did not convey or encumber the Premises prior to entering into this Lease except by a mortgage to which Tenant has subordinated its interest hereunder), consisting of the land parcel more particularly described in Exhibit A-1 attached hereto and incorporated herein by reference and located at 2569, 2575, 2602, 2614, 2650 and 2686 South Decker Lake Lane and 2601 South Redwood Road, Salt Lake City, Utah, and the buildings, structures, improvements now or hereafter located on said land and the personal property used in connection with the building~ and listed on Exhibit A-2 hereto and incorporated herein by reference (but excluding Tenant's trade fixtures), parking areas and driveways, together with any easements, rights, and appurtenances in connection therewith or belonging thereto all being collectively hereinafter referred to as "the Premises". No easement for light, air or view included with or appurtenant to the Premises. Exhibit A-3 is a lot map identifying the four buildings (each, a "Buildingn) which comprise the Premises, and the land allocated to each (each, together with the related Building, a ~Property Unit"). For certain purposes hereinafter set forth, Fixed Rent and Landlord's Investment in each Property Unit are allocated a~ follows:


Property Unit  Fixed Rent ~    Landlord's Investment

Building 1     14.73`  $       1.900,170
Building 2     12.52'  $       1,615,080
Building ~     45.31`  $       5,844,g9O
Building 4     27.44'  $_      3,539,760

     2. USE: Tenant shall use and occupy the Premises for general office purposes, including computer operations and related functions or for such other purposes as are consistent with all applicable laws and restrictions. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the Premises or cause the value or usefulness of the Premises, or any portion thereof, to materially diminish, or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Tenant shall not use, suffer or permit the Premises, or any portion thereof, to be used by Tenant third party or the public, as such, without restriction or in such manner as might reasonably tend to impair Landlord's title to the Premises, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Premises, or any portion thereof. Nothing contained in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of the Landlord in the Premises.

3.   TERM:

     A. The initial term of this Lease (the UInitial Term") shall be for a period of approximately fifteen (15) years, which term shall begin on the Commencement Date (as-that term is hereinafter defined) and shall end on November 30, 2009 (the "Lease Expiration Date").

                   D~
     B. me term "Commencement Date" shall mean P~
_, 1994-(the "Closing").

     C. Unless Tenant elects, at its option, to terminate this Lease, this Lease will be automatically renewed for three (3) renewal terms (each, a ''Renewal Termn) of five (5) years each (individually, the First, Second and mird Renewal Terms). The First Renewal Term shall commence on the day after the Lease Bxpiration Date and shall terminate on the fifth (Sth) anniversary of the Lease Expiration Date. Each of the Second and Third Renewal Terms shall commence on the day after the date of expiration of the immediately preceding Renewal Term and shall

--2--
terminate on the fifth (5th) anniversary of the termination of the immediately preceding Renewal Term. (Each such Renewal Term commencement date shall be referred to herein as the "Renewal Term Commencement Date" with respect to the related Renewal Term and each such Renewal Term expiration date shall be referred to herein as the "Renewal Term Expiration Date" with respect to the related Renewal Term.) The option to renew the Term of this Lease as described above shall be by written notice to Landlord at least 12 months prior to the Lease Expiration Date or 12 months prior to the Renewal Term Expiration Date of the then current term, as the case may be. If Landlord has not received notice of termination by the twelfth month prior to the Lease Expiration Date or Renewal

Term Expiration Date, as the case may be, this Lease shall be automatically extended for the next succeeding Renewal Term, provided that if Tenant gives a notice of termination prior to the scheduled expiration of the Initial Term or the then existing Renewal Term, as the case may be but less than twelve months prior to such scheduled expiration date, this Lease shall terminate on such scheduled expiration date upon payment by Tenant to Landlord of an amount equal to the excess of one year's Fixed Rent (measured from the date such notice of termination is received by Landlord) over the amount of Fixed Rent paid to Landlord subsequent to the delivery of such notice. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Renewal Term, except that the minimum rent shall be as provided for in Paragraph 4. The Initial Term, together with any Renewal Terms, shall constitute the "Term" of this Lease.

4.   RENTAL:

     Tenant agrees to pay Landlord without notice, by payments to be sent to Landlord at its address set forth above, or to such other person or address as Landlord shall specify by notice during the Term of this Lease, fixed rent ("Fixed Rent") in advance on or before the first day of each month in the amounts specified on Exhibit B hereto and hereby incorporated herein. If Fixed Rent is not paid when due, interest shall accrue thereon at the Overdue Rate from the third day after its due date until payment is made. Under the circumstances specified in Paragraph 15E, an additional late charge may also be payable. Whenever in this Lease a payment is due on a date which is not a business day, such payment shall be due, without penalty for the delay, on the next succeeding business day.

5.   NET LEASE: NON-TERMINABILITY: (a) This is an -

absolutely net lease and the Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant, whether as the purchase price for the Premises or otherwise, shall be paid without notice

--3--
(except as expressly provided herein), demand, setoff, counterclaim, abatement, suspension, deduction or defense.

     (b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease (except as provided in Paragraphs 10 and 13), nor shall Tenant be entitled to any abatement or reduction of rent hereunder (except as otherwise expressly provided herein), nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause, (ii) the taking of the Premises or any portion thereof by condemnation, requisition or otherwise, (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition or ownership of all or any part of the Premises otherwise than as expressly provided herein, (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties, (vii) the failure of Landlord to deliver possession of the Premises on the commencement of the term hereof or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Fixed Rent, the Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to-any express provision of this Lease.

     (c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid tAis Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Landlord or its successor in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding.

     (d) Except as otherwise expressly provided herein, Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Fixed Rent, Additional Rent or any other sums payable under this Lease.

6. QUIET ENJOYMENT: Landlord covenants with Tenant, that

--4--
upon the payment of the Fixed Rent and Additional Rent and the performance of all the terms of this Lease, Tenant shall at all times during the Term, peaceably and quietly enjoy the Premises without any disturbance from Landlord or from any person claiming by, through, or under Landlord, except as provided in Paragraph 17 of this Lease.

7.

UTILITY BILLS:

     Tenant shall pay before delinquency water, sewer, gas, fuel, electricity, light, heat power and all other utility bills for the Premises and the business conducted thereon.

8.   REPAIRS AND MAINTENANCE:

     (a) Tenant shall, at its own sole cost and expense, keep the Premises in good order and condition, normal wear and tear and damage covered by insurance excepted, at all times on and after commencement of the Term to and including the date of the termination of the Term, by lapse of time or otherwise. Tenant shall promptly and adequately repair and replace all damage to the Premises and all its component parts, and replace or repair all landscaping and all damaged or broken fixtures, equipment and appurtenances.

     In addition, Tenant shall timely and properly maintain all of the Premises including, but not necessarily limited to mechanical systems, electrical systems, plumbing and sewage systems, foundations and floor slabs, glazing systems, structural steel, masonry walls and wall enclosures, and water tightness of all curtain walls by a qualified stationary engineer or otherwise, so as to preserve and protect the useful life, utility and value of such component.

In addition, Tenant shall maintain and repair, or cause others to maintain and repair the roof, and repair any material defect in materials or workmanship relating to the foundation, columns, and structural steel which comprise a part of the Premises. me time permitted by Tenant to effectuate such repairs shall be extended for such period as may be necessary provided Tenant is continuously, diligently and in good faith prosecuting the same. Landlord, not more frequently than annually during the Term upon prior notice to Tenant (except in the event of an emergency or extraordinary condition), may cause, at Landlord's expense, independent private inspectors, qualified in the specific discipline and reasonably insured (in Tenant's reasonable judgment), to make inspections of the Buildings and building systems or segments thereof (during business hours and in a manner so as to minimize the disturbance of Tenant's business) to

--5--
determine Tenant's compliance under this Paragraph.

     If the Tenant does not timely or properly perform repairs as above provided, Landlord may, but need not, after ten (10) days' notice to Tenant, make such repairs, replacements or maintenance in a reasonably diligent fashion, and Tenant shall pay Landlord forthwith upon being billed for same by Landlord.

Landlord may, but shall not be required to, enter the Premises personally or through independent inspectors, at all reasonable times upon reasonable notice (except in the case of an emergency) to inspect the Premises, and to make such repairs, alterations, improvements and additions to the Premises or to any equipment or fixtures located on the Premises as Landlord deems reasonably necessary and w-hich Tenant failed to do as required in this Lease.

     (b) It is intended by Tenant and Landlord that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises (or the equipment therein), whether structural or nonstructural, all of which obligations are intended, as between Landlord and Tenant, to be those of Tenant. Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

     9. IMPOSITIONS: (a) Tenant covenants and agrees to pay, during the Term, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, utility bills referred to in Paragraph 7, street lighting, excise levies, personal property taxes, licenses, permits, inspection fees, other governmental charges, and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Premises are subject incurred in the use, occupancy, operation, leasing or possession of the Premises (excluding any income taxes on the Fixed Rent imposed on Landlord, it being the intent of the parties hereto that any tax on the net income derived from the Fixed Rent payable in respect to the Premises imposed by any governmental authority shall be paid by Landlord), without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforseen, which at any time during the Term may be payable. Tenant shall pay all special (or similar) assessments or installments thereof (including interest thereon) for public improvements or benefits

--6--
which, during the Term shall be laid, assessed, levied or imposed upon or become a lien upon the Premises and which are payable during the Term, or any portion thereof; provided, however, that if by law any special assessment is payable or, at the option of the party obligated to make such payment, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Tenant shall pay all real estate taxes, whether heretofore or hereafter levied or assessed upon the Premises, or any portion thereof, which are due and payable during the Term. At the end of the Term of the Lease, Tenant's obligation to pay such taxes shall be prorated in the event the tax period and the Term are not coextensive. If Landlord receives any bill for taxes for which Tenant is responsible hereunder, Landlord shall deliver such bill to Tenant within 30 days of its receipt. Within 30 days after payment thereof, Tenant shall deliver to Landlord evidence of payment of all taxes payable by Tenant hereunder.

     (b) Except for any tax on the net income derived from the Fixed Rent, if at any time during the Term, any method of taxation shall be such that there shall be levied, assessed or imposed on the Landlord, or on the Fixed Rent or Additional Rent, or on the Premises, or any portion thereof, a capital levy, gross receipts tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, gross levy or charge measured by or based in whole or in part upon such gross Rents, Tenant, to the extent permitted by law, covenants to pay and discharge the same, it being the intention of the parties hereto that the Fixed Rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind, or description, except as otherwise expressly provided in thi~ Lease.

     (c) Tenant covenants to furnish Landlord, within thirty (30) days after the date upon which any Imposition or other tax, assessment, levy or charge is payable by Tenant, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by 1-aw to make or issue the same or to receive payment of any Imposition may be relied upon by Landlord as sufficient evidence that such Imposition, is due and unpaid at the time of making or issuance of such certificate,

--7--
advice or bill.

     (d) 'At Landlord's written demand, upon the occurrence of an Event of Default hereunder and until there shall have elapsed 18 consecutive months within which no Event of Default has occurred or continued hereunder, Tenant shall pay into an interest-bearing escrow account controlled by Landlord the known or estimated yearly real estate taxes and assessments, payable with resp~ct to the Premises in monthly payments equal to one-twelfth (1/12) of the known or estimated yearly real estate taxes and assessments, next payable with respect to the Premises. Interest on such escrow account shall belong to Tenant. From time to time, after a default hereunder, Landlord may re-estimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the reestimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate.

     If the total monthly payments made by Tenant pursuant to this Paragraph shall exceed the amount of payments necessary for said taxes and assessments, such excess over $1,000.00 shall be promptly paid to the Tenant and the balance shall be credited on subsequent monthly payments of the same nature. However, if the total of such monthly payments so made under this Paragraph-shall be insufficient to pay such taxes and assessments when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency. All such deposits made by Tenant pursuant to this Paragraph 9(d) shall be deposite'd in a federally insured institution reasonably satisfactory to Landlord and Tenant, and all interest earned thereon shall accrue to the benefit of Tenant. Payment by Tenant of real estate taxes, assessments, under this Paragraph shall be considered as performance of such obligation under the provisions of Paragraph 9(a) hereof.

10.  DESTRUCTION OF OR DAMAGE TO PREMISES:

     (a) Tenant covenants that in case of damage to or destruction of any or all of the improvements upon the Premises by fire or any other cause, insured or uninsured, Tenant will promptly, at its sole cost and expense, restore, repair, replace or rebuild the improvements so damaged or destroyed as nearly as practicable to substantially the same condition as existed immediately prior to such damage or destruction, or with such changes or alterations as Tenant shall elect to make in conformity with Paragraph 23 of this Lease. In performing its obligations under this Paragraph 10, Tenant shall be entitled to

--8--
insurance proceeds under the terms and conditions set forth in Paragraph
11 hereof. Landlord shall have the right to approve the plans and specifications for the work of repair, replacement or rebuilding, such approval not to be unreasonably withheld or delayed. Tenant shall diligently obtain all necessary permits for such work or repair and shall maintain builder risk insurance in amounts reasonably satisfactory to Landlord until completion of such work. Such restoration, repairs, replacement or - rebuilding shall be commenced promptly and prosecuted with diligence, subject to unavoidable delays and force majeure.

     (b) Notwithstanding Paragraph lO(a), during the last two years of the Initial Term and of each Renewal Term, in the case of damage expected to cost more than $1 million to repair, Tenant shall have the option of either (x) restoring, repairing, replacing or rebuilding as provided above, or (y) delivering to Landlord within 60 days of such casualty a notice of termination of this Lease, which notice shall be accompanied by an irrevocable offer by Tenant to purchase on the next due date for the Fixed Rent payment, (the "Termination Date") which occurs not less than 45 days after the delivery of such notice, any remaining portion of the Premises at a price determined in accordance with Exhibit C hereto, plus all costs of transferring title to the Premises to Tenant, including without limitation all transfer taxes, recording fees and any unwind costs resulting from a prepayment of debt secured in part by the Premises (but not including prepayment premiums or yield maintenance premiums). Landlord shall accept or reject such offer by notice given to Tenant not later than thirty (30) days after receipt of Tenant's notice, and if Landlord fails to act, it shall be presumed to have accepted the offer. If Landlord shall have accepted such offer, on the Termination Date, Landlord shall convey by special warranty deed to Tenant any remaining portion of the Premises free of liens and encumbrances (except those existing on the Commencement Date or thereafter created with the written consent of the Tenant), along with the right to receive any insurance proceeds to which Landlord is entitled. If Landlord rejects such offer, this Lease shall terminate on the Termination Date except for liabilities which accrued prior thereto insurance proceeds shall be allocated as follows: the first dollars up to the then applicable amount determined in accordance with Exhibit C shall be paid to Landlord, Tenant shall be entitled to receive the next dollars up to an amount equal to the present value (discounted at 9t per annum) of the excess, if any, of the fair market net rental value of the Premises for the remainder of the then existing Term over the Fixed Rent for the remainder of such Term, similarly discounted and any remaining proceeds shall be shared equally by Landlord and Tenant.

_9 _
11. INSURANCE:

     (a) Tenant at its own cost and expense shall obtain and continuously maintain in full force and effect during the Term policies of insurance covering the improvements constructed, installed or located on the Premises which insurance shall be for the benefit of Tenant and/or Tenant's parent company as named insured and loss payee, and Landlord and Landlord's designated mortgagee or trust deed holder, as the additional insureds and loss payees, against

(i) loss or damage by fire and from such other risks or hazards now or hereafter covered by an "Extended Coverage Bndorsement", including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal;

(ii) loss from flood if the Premises are in a designated flood or flood hazard area; and

(iii) loss from so-called explosion, collapse, earth movement and underground hazards; and

(iv) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect t improvements similar in construction, design, general location, use and occupanc to the improvements or the Premises (hereinafter referred to as ~Casualty

Insurance")..

Such Casualty Insurance shall:

(a) be written with companies licensed to do business in the State of Utah, having an [A.M. Best '~ "General Policy Holding Rating" of [B+] or better and a financial rating class of XII] or better and reasonably acceptable to Landlord;

(b) insure the interest of Landlord's mortgagee(s) or trust deed holder(s) under standard mortgagee clauses effective as of the Commencement Date;

(c) be maintained continuously through the Term hereof; and

-10
(d) provide for a deductible no greater than $100,000.

     At all times, the Casualty Insurance coverage shall be in an amount equal to one hundred percent (100~) of the then "Full Replacement Cost" of the Improvements and shall include a socalled "Agreed Amount Endorsement". Full Replacement Cost shall be interpreted to mean the cost of replacing the improvements on the Premises without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, interest charges, administrative and supervisory fees connected with the restoration or replacement of Landlord's Improvements in the event of damage thereto or destruction thereof. Full Replacement Cost shall be determined from time to time (but not more frequently than once in any two (2) year period), by the insurer without cost to Landlord. If the insurer is unable or unwilling to make such determination, the determination shall be made by the mutual agreement of Landlord and Tenant, and if they shall fail to agree within thirty days, then Landlord and Tenant shall each appoint a disinterested appraiser, each of whom shall provide their opinion of Full Replacement Cost. If the lower of the two appraiser's numbers is at least 90` of the higher, then the average of such numbers shall be Full Replacement Value. If the lower number is less than 90t of the higher number, the two appraisers shall select a third appraiser whose determination shall be final. The cost of the appraisers shall be paid by Tenant.

     If a sprinkler system shall be located in the improvements on the Premises, sprinkler leakage coverage, shall be procured by Tenant as part of the Casualty Insurance, and be in form and amount reasonably satisfactory to Landlord and shall be continuously maintained during the Tenm, at Tenant's sole cost and expense.

     (b) During the Term, Tenant, at its sole cost and expense, but for the benefit of Landlord, Landlord's beneficiary, designated agent and mortgagee or trust deed holder, and for the benefit of Tenant, shall obtain and continuously maintain, in full force and effect, the following insurance coverage written by a reputable and financially sound insurance company authorized to insure and such risks in the State of Utah:

(i) Comprehensive general liability
insurance with broaa form liability
endorsement for personal injury or property
damage for any loss, liability or damage on,
about or relating to the Premises, or any
portion thereof, with limits of not less than
Five    Million Dollars ($5,000,000.00) single

-11
     limit coverage on an occurrence basis. Such insurance shall specifically insure (by contractual liability endorsement) Tenant's obligations under Paragraph 11 of this Lease.

     (ii) Rental interruption insurance for a period of not less than one (1) full calendar year for the full and complete obligation of Tenant, during said period, to pay Rent hereunder.

     (iii) Boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes) insurance, provided the Building contains a boiler or other pressure vessel or pressure pipes, in an amount reasonably satisfactory to Landlord.

     (iv) Such other insurance, and in such amounts as may from time to time be reasonably required by Landlord, against other insurable hazards which at the time are commonly insured against in the case of premises and/or buildings or improvements similar in construction, design, general location, use and occupancy to those on or appurtenant to the Premises.

     The insurance set forth in this Paragraph ll(b) shall be maintained by Tenant at not less than the limits set forth herein until reasonably required to be changed from time to time by Landlord, in writing, whereupon Tenant covenants to obtain and maintain thereafter such protection in the amount or amounts so required by Landlord.

     Tenant shall maintain a policy or policies of workers' compensation insurance in amounts required by applicable state law or, to the extent permitted by state law, self insure the workers compensation liability.

     Bach policy of insurance required under this Article 11 shall have attached thereto

(i) an endorsement that such policy shall
not be cancelled or coverage reduced without
at least thirty (30) days prior written
notice to Landlord except that only ten (10)
days    notice of cancellation will be given in

-12
the case of cancellation for nonpayment of premium, and -

(ii) an endorsement to the effect that the insurance as to the interest of Landlord, and Landlord's beneficiary, designated agent, mortgagee or trust deed holder shall not be invalidated by any act or neglect of any person, the use of the Premises for a more hazardous purpose than contemplated by the insurer or a change in ownership of the Premises (by foreclosure or otherwise).

     To the extent the foregoing endorsements are not obtainable in precisely the form prescribed, Tenant shall obtain reasonably similar endorsements. All policies of insurance shall be written in such form and shall be distributed in such companies as shall be reasonably satisfactory to Landlord. Certificates of insurance acceptable to Landlord shall be delivered to Landlord by the company or agent issuing the same or accompanied by other evidence satisfactory to Landlord that the premiums thereon have been paid. Certificates of insurance acceptable to Landlord shall be delivered to Landlord on or before the Commencement Date. Prior to the expiration of such policy, a new certificate of insurance acceptable to Landlord shall be delivered to Landlord not less than five (5) days prior to the expiration of the then current policy teem.

     All insurance coverage required hereunder shall have a socalled "waiver of subrogation clause" as to Tenant and Landlord.

     Nothing in this Paragraph 11 shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Article under a blanket insurance policy or policies (copies of which or certificates thereof satisfactory to Landlord shall be delivered to Landlord) which may cover other properties owned, operated, leased or occupied by Tenant as well as the Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall:

(i) contain an "Agreed Amount" endorsement which provides for settlement on a replacement cost basis for all real and personal property; and

     (ii) not contain any clause which would result in the insured thereunder being required to carry any insurance with respect

-13
to the property covered thereby in an amount not less than any specific percentage of the Full Replacement Cost of such property in order to prevent the insureds named from becoming a co-insurer of any loss with the insurer under such policy. -

Further, such policies of blanket insurance shall, as respects the Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Paragraph 11.

     (c) In the event of loss or damage to the Premises or in the event of a claim in connection with the injury or death of any person at the Premises or by reason of operations at the Premises, Tenant shall promptly notify Landlord thereof in writing, shall prepare and present timely claims to the appropriate insurers on behalf of Tenant, Landlord and any assignee or mortgagee of Landlord and shall adjust and, in the case of claims involving net proceeds of not more than $100,000, settle such claim. In the case of property damage claims involving net proceeds of more than $100,000, Tenant shall have control of the settlement process so long as no Event of Default is continuing hereunder.

     (d) In the event the net proceeds of any property claim are not in excess of $100,000, such proceeds shall be payable to Tenant. In the event the net proceeds are in excess of $100,000 but equal to or less than the apportioned value of the damaged Building as allocated in Paragraph 1 hereof, such sum shall be paid to or deposited with either a bank or trust company having an office in the State of Utah and designated by Tenant, subject to the reasonable approval of Landlord (herein called the "Proceeds TrusteeN) in the name of the Proceeds Trustee as trustee for Landlord and Tenant and disbursed in the manner hereinafter provided. In the event Landlord mortgages the Premises with a First Mortgage, the mortgagee thereunder (regardless of its location) may, at its option, be appointed Proceeds Trustee for so long as such First Mortgage remains outstanding and such Mortgagee does not control Landlord or is not controlled by or under common control with Landlord. Insurance proceeds shall be deposited in an interest bearing account (if available)-and interest shall be distributed to Tenant upon completion of said installation, repair, replacement or rebuilding, provided no default has occurred and is continuing hereunder. All checks drawn on said account shall be co-signed by the Proceeds Trustee and Tenant. Insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee under the following procedure:

-14
     (i) No more frequently than once per calendar month, Tenant may request reimbursement for costs incurred by Tenant for work in place to repair and restore the Premises during the immediately preceding calendar month. Tenant's request shall certify that all work for which reimbursement is requested was performed in compliance with the plans and specifications approved by Landlord pursuant to Paragraph 32 and all applicable laws, and shall include reasonably satisfactory evidence of the costs incurred by Tenant and unconditional lien releases in form and substance executed by all mechanics, materialmen, laborers, suppliers and contractors who performed any portion of the repair work or applied materials as required to enable the title insurance company issuing endorsements to Landlord and Mortgagee to issue current endorsements without exception for mechanic's, materialmen's, laborer's, supplier's or contractor's liens.

     (ii) Within ten (~0) days after receiving Tenant's request, Landlord shall approve or disapprove Tenant's request, which approval shall not be unreasonably withheld, by written notice to Tenant and the Proceeds Trustee. If Landlord approves all or any portion of a request and Landlord has received (and not previously disbursed) insurance proceeds, then Proceeds Trustee shall pay to or upon the order of Tenant the amount approved by Landlord. If Landlord disapproves all or any portion of a request, then Landlord's notice shall state the reasons for that disapproval. In addition, Landlord shall have the right to impose other conditions upon disbursement so long as they are consistent with customary construction loan disbursement practices.

     (iii) Upon completion of the repair and restoration of the Premises in a manner reasonably satisfactory to Landlord, any remaining proceeds received on account of such casualty shall be paid to Tenant.

     (e) Tenant shall protect, defend, indemnify and hold Landlord, its direct or indirect partners, the Mortgagee and their respective successors and assigns (collectively, the Landlord Group) harmless from and against any and all claims, losses, costs and judgments (including reasonable costs of investigation and defense) arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further protect, defend, indemnify and hold Landlord Group harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or any of Tenant's agents, contractors or

-15
employees, and from and against all costs, reasonable attorney~s fees actually incurred, expenses and liability incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against a member of Landlord Group by reason of any such claim, Tenant upon notice from a member of Landlord Group shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord Group or selected by the insurance carrier. Tenant, as a material part of the consideration to Landlord, assumes all risk of damage to property or injury to or death of persons, in, upon or about the Premises arising from any cause and Tenant waives all claims in respect thereof against Landlord unless caused by the willful or negligent act of Landlord or its agents.

12. GOVERNMENTAL ORDBRS: COVENANTS: LANDLORD CURE:
PERMITTED
CONTBST: -

A. Tenant shall throughout the Term promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, Municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys or entrances adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change in governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the amount of the costs thereof. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, running with the Land, now existing or hereafter created by Tenant or consented to in writing by Tenant or requested in writing by Tenant including without limitation the Restrictive Covenant~ recorded as Entry No. 2955455 in Book 4532, Page 768 and as Entry No. 3506515 in Book 5182, Page 528 and the obligations under the Easement Agreement recorded as Bntry No. 5623353 in Book 6771, page 1056 and Easement Relocation Agreement recorded as Bntry No. 5841345 in Book 6955, page 291, in each case of Official Records of Salt

-16
     Lake City, Utah. Tenant shall also comply with, observe and perform all provisions and request of all policies of insurance at any time in force with respect to the Premises and required to be obtained and maintained under the terms of Paragraph 11 hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Premises.

B. If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Paragraph 9, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in Paragraph 11, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after ten (10) days
prior   written notice to Tenant (or without notice in case of
emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so,

(i) pay after said ten (10) days' written notice to Tenant, any Imposition payable by Tenant pursuant to the provisions of Paragraph 9;

(ii) take out, pay for and maintain any of the insurance policies provided for in this Lease; or

(iii) make any other payment or perform any other act on Tenant's part to be paid or performed hereunder, except that any time permitted to Tenant to perform any act required to be performed by Tenant hereunder shall be extended for such period as may be necessary to effectuate such performance provided Tenant is continuously, diligently and in good faith prosecuting such performance.

Landlord may enter upon the Premises for any such purpo~e and take all such action therein or thereon as may be necessary therefor and all such action taken by Landlord shall be in a reasonably diligent fashion. All sums so paid by Landlord and all costs and expenses, including a reasonable attorney's fees, reasonably incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Overdue Rate from the respective dates of Landlord's making of each payment of such cost and expense, including reasonable attorney's fees, shall be paid by Tenant to Landlord on demand. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover, as damages for such breech, the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this

Lease and the dollar limits of the insurance actually carried by Tenant), damages, costs and expenses of suit,including reasonable attorney's fees, suffered or incurred by reason of damage to or destruction of the Premises, or any portion thereof or other damage or loss-which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

     C. If Tenant desires to contest the validity, amount, propriety, or accuracy of any Imposition, Tenant shall notify Landlord of same which notice shall state the nature of the Imposition being contested and the grounds for such contest. Tenant shall thereupon have the right, at its own expense, to contest the amount, propriety, accuracy, or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless non-payment would not cause a lien to be filed against title to the Premises or would not otherwise jeopardize title to the Premises in which event, notwithstanding the provisions of Paragraph 9(a) hereof, Tenant may postpone or defer payment of such Imposition. Until the last two years of the then existing Term hereof, Tenant shall have the sole right to contest Impositions; thereafter, either Landlord or Tenant may contest the same, subject in the case of Tenant to the terms of this Paragraph. If nonpayment of such Imposition would result in a lien being filed (or continued) against the Premises, Tenant shall deposit with Landlord cash or letter of credit issued by an investment grade bank in the amount of the Impositions so contested and unpaid, together with all interest and penalties which may accrue, in landlord's reasonable judgment, in connection therewith, and all charges that may or might be assessed against or become a charge on the Premises, or any portion thereof, during the pendency of such proceedings. If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money or such additional letter of credit as Landlord may reasonably request. Upon failure of Tenant to make such additional deposits, the

-18
     amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such Imposition, and the interest, fines and penalties in connection therewith, and any costs, fees (including reasonable attorney's fees) and other liability (including reasonable costs incurred by Landlord) accruing in any such proceedings.

     Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorney's fees, interest, penalties, fines and other liability in connection therewith. Upon such payment, Landlord shall return all cash or letter of credit of deposited with it in respect to the contest of such Imposition, as aforesaid along with any interest earned thereon as a result of an investment thereof, at Tenant's request and expense, in a Federally insured security or account. However, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant.

     At Tenant's request and sole expense, Landlord shall join in such proceedings or permit the same to be brought in Landlord' 6 name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorney's fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment. During the time when any such cash or letter of credit is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Impositions, as above provided, Tenant shall be entitled to receive all interest paid thereon. Cash deposits shall bear i-merest as above provided if the investment thereof is so requested by Tenant.

13.  EMINENT DOMAIN:

     A. If all or substantially all of the Premi~es shall be taken for public or quasi-public purposes, or if Tenant, after any taking, determines that such event has rendered the Premises unavailable for use or unsuitable for restoration for continued use and occupancy in Tenant's business, then Tenant, in lieu of

-19
rebuilding as contemplated by Paragraph 13C, shall, not later than 90 days after such occurrence, deliver to Landlord (i) notice of its intention to terminate this Lease on a date occurring not more than 95 days nor less than 60 days after such notice (the Termination Date), and (ii) a certificate by the president or a vice president of Tenant describing the event giving rise to such termination and stating that such event has rendered the Premises unavailable for use or unsuitable for restoration for continued use and occupancy in Tenant's business. Upon payment of all Fixed Rent and Additional Rent payable through the Termination Date, this Lease shall terminate on the Termination Date, except with respect to liabilities which arose on or prior to the Termination Date. Landlord and Tenant may both participate in the condemnation proceedings and no settlement thereof for an amount less than the amount of the then applicable purchase price set forth on Exhibit C shall be entered into without Landlord's consent. Nothing herein contained shall prevent Tenant from pursuing its own remedies with respect to business interruption, moving expenses, and Tenant's trade fixtures, provided that such remedies do not result in a decrease in any award to Landlord. In the case of termination of this Lease, condemnation proceeds shall be shared as follows: (~) the first dollars up to the then applicable purchase price set forth on Exhibit C thereof shall belong to Landlord, (2) the next dollars, up to an amount equal to the present value (discounted at 9' per annum) of the excess, if any, of fair market net rental value of the Premises immediately prior to such condemnation for the balance of the then existing Term over the Fixed Rent for the balance of such Term similarly discounted shall belong to Tenant, and (3) the excess, if any, shall be shared equally by Landlord and Tenant. If the amount of the proceeds, after deducting the cost of obtaining the same, shall be less than the then applicable amount determined in accordance with Exhibit C, then in lieu of the foregoing allocation, Tenant shall make and is hereby deemed to make an irrevocable offer to purchase the Premises on the next date for the payment of Fixed Rent (the "Termination Date n) which occurs not less than 45 days after the delivery of such notice, at a price determined in accordance with Exhibit C hereto, plus all costs of transferring title to the Premises to Tenant, including without limitation all transfer taxes, recording fees and any unwind costs resulting from a prepayment of debt secured in part by the Premises (but not including prepayment premiums or make whole amounts). Landlord shall accept or reject such offer by notice given to Tenant not later than thirty (30) days after receipt of Tenant's notice, and if Landlord fails to act, it shall be presumed to have accepted the offer. If Landlord shall have accepted such offer or is deemed to have accepted such offer, on the Termination Date, Landlord shall convey by special warranty deed to Tenant any

-20
remaining portion of the Premises free of liens and encumbrances (except those existing on the Commencement Date or thereafter created with the written consent of the Tenant), along with the right to receive any condemnation award to which Landlord is entitled. If Landlord rejects such offer, this Lease shall terminate on the Termination Date except for liabilities which accrued prior thereto.

     B. If one or more Buildings are condemned or so substantially taken as to make their continued use in Tenant's business uneconomic, but other Buildings constituting part of the Premises will continue to be used by Tenant, then in lieu of terminating this Lease in its entirety, Tenant may elect to terminate this Lease only with respect to the condemned Property Units. In that event, Tenant shall reduce the condemned Property Unit(s) to grade and be reimbursed for the cost thereof out of the condemnation award, and Fixed Rent allocated by Paragraph 1 hereof to the condemned Property Units shall cease to accrue, but shall continue unabated with respect to the rest of the Premises. The condemnation award will be shared as follows: (1) the first dollars up to Landlord's Investment allocated by Paragraph 1 hereof to Property Units as-to which this Lease is to be terminated shall belong to Landlord, (2) the next dollars up to the present value (discounted at 9t per annum) of the excess, if any, of the fair market net rental value for the remainder of the then existing Term of the condemned Property Units immediately before the condemnation, over the Fixed Rent of such Property Units for the same Term similarly discounted shall belong to Tenant, and (3) any excess shall be shared equally by Landlord and Tenant. Notwithstanding the foregoing, if the amount of the condemnation award available for distribution is less than Landlord's Investment allocation by Paragraph 1 hereof to the Property Units as to which this Lease is to be terminated, then this Lease shall not terminate as to such Property, but Lessee may make an offer to purchase the affected Property Units at a price equal to Landlord's Investment therein under the procedures and with the consequences set forth in Paragraph lOA.

     C. If this Lease shall not be terminated as provided above, then it shall continue with no abatement or other reduction of Fixed Rent or Additional Rent, and Tenant shall restore the Premises with all reasonable dispatch to a complete architectural and mechanical unit as nearly as practicable to the condition and value of the Premises immediately prior to said taking but in any event not later than six (6) months from the date of such taking.

     D. In the event the net proceeds from such taking are not in excess of $100,000, such taking proceeds shall be payable or

-21
turned over to Tenant. In the event the net proceeds are in excess of $100,000 and this Lease is not terminated pursuant to Paragraph 13A, such sum shall be paid to or deposited with the Proceeds Trustee, in the name of the Proceeds Trustee as trustee for Landlord and Tenant and disbursed in the manner provided in Paragraph ll(d), except that any amount remaining after restoration of the Premises shall be paid to Landlord.

14. DEFAULT: Events of Default.

     The following events, following the expiration of the applicable cure periods, in this Article are sometimes referred to as an ~Event of Default":

(a) If default shall be made in the payment of Fixed Rent and such default shall continue for ten (10) days after notice, provided that after notice has been given twice in any eighteen month period, such default in payment shall constitute an Event of Default after ten (10) days without the giving of notice;

(b) If default shall be made in the payment of Additional Rent or in the payment of any other sum required to be paid by Tenant under this Lease and such default shall continue for ten (10) days after written notice to Tenant;

If default shall be made by Tenant under the provisions of Article 24 hereof relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease or in the Premises or in the income arising therefrom;

(d) If default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and ~uch default shall continue for thirty (30) days after written notice to Tenant, provided that the time within which Tenant is permitted to cure the same shall be extended for such period as may be necessary for the curing provided Tenant is continuously, diligently and in good faith prosecuting such cure;

(e) If any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect in any material respect when made and the representation or warranty continues to be incorrect for a period of thirty (30) days after written notice from Landlord, or if the facts cannot be changed so as to make the representation or warranty correct within

-22
such thirty day period, Tenant fails to provide Landlord

 .with protection (including, by way of example, additional collateral or letters of credit) against loss arising from breach of such representation or warranty, such protection to be satisfactory to Landlord in its sole discretion; or

(f) If the interests of Tenant in this Lease shall be levied on under execution or other legal process and same is not removed or stayed within ninety (90) days;

(g) If any voluntary petition of bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant;

(h) If any involuntary petition of bankruptcy shall be filed against Tenant under any Federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days of the filing thereof;

(i) If a receiver shall be appointed for Tenant or any of the property of Tenant by any court and any such receiver shall not have been discharged within ninety (90) days from the date of his appointment;

(j) If Tenant shall make an assignment for the benefit of creditors;

(k) If Tenant vacates two or more Buildings for twelve consecutive months and fails to make a rejectable offer to purchase the Premises for the amount determined in accordance with Exhibit C (subject to the terms and procedures set forth in Paragraph lO(b)) by the end of such twelve month period, or having made ~uch offer, fails to make payment if Landlord accepts the offer and tenders a deed;

(l) If Tenant shall admit, in writing, Tenant's inability to meet Tenant's debts as they mature; or -

(m) If a default shall occur under the Guaranty of Lease, dated as of the date hereof, from First Financial Management Corporation to Landlord.

     Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease. For so long as such event of Default continues the Landlord, at it~ option and with or without notice or demand of any kind to Tenant or any other person, may have any one or more of the remedies provided in this Article 14 or elsewhere in this lease, in

-23
addition to all other remedies and rights provided at law or in equity.

15. REMEDIES:    In the event of any such Event of Default,
       Landlord may, in addition to, and not in derogation of any remedies for any preceding breach or covenant, with or without notice of demand (except as otherwise expressly provided herein)

and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

     A. Immediately or at any time thereafter while such Event of Default continues, mail a notice of termination addressed to Tenant and proceed pursuant to and with due process of law, to repossess the same as of Landlord's former estate without prejudice to any remedies which might otherwise be used for arrears of rent or prior to breach of covenant, and upon such notice as aforesaid this Lease shall terminate, but Tenant shall remain liable for its default hereunder as hereinafter provided. Tenant shall have the right to cure any default until the expiration of the applicable cure period, if any, following notice by Landlord, as specified above. Where Landlord has given notice as provided for above, no further notice shall be required to effectuate a termination of the Lease, which termination shall occur automatically unless the default is cured within the time periods provided.

     B. Terminate Tenant's right to possession of the Premises by court order or any lawful means, in which case Tenant's right to possession under this Lease shall terminate, and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, the cost of recovering possession of the Premises; reasonable expenses of reletting, including renovation and alteration of the Premise~ necessary to put them in the condition required by Paragraph 8 hereof; reasonable attorney's fees and any real estate commissions actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount, if any but not less than zero, by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of any leasing commissions paid by Landlord applicable to the unexpired Term of this Lease.

     C. Maintain Tenant's right to po~ession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under

-24
thi~ Lease, including the right to recover the Rent as it becomes due hereunder.

     D. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Illinois. Unpaid installments of Rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due until paid at the Overdue Rate.

     E. Tenant hereby acknowledges that late payment by Tenant to Landlord of Fixed Rent, Additional Rent and other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Fixed Rent or any other sum due to Landlord from Tenant shall not have been received by Landlord or Landlord's designee within fifteen (15) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to four percent (~) of such overdue amount, together with interest on such overdue amount at the Overdue Rate. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder; provided that nothing contained herein shall relieve Landlord of a duty to mitigate damages under applicable law.

16.  SUBORDINATION:

     (a) Subordination. Non-Di~turbance. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to promptly execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any mortgage, deed of trust, security instrument, ground or underlying lease or other document of like nature (hereinafter collectively referred to as "Mortgagen) which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. It is agreed, nevertheless, that so long as there exists no Default, such subordination agreement or other instrument, release or document (herein "Subordination

-25

Agreement") shall not interfere with, hinder or reduce Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. Such Subordination Agreement shall provide for a nondisturbance of Tenant's rights hereunder provided Tenant attorns to the holder of such Mortgage. The lien of any such Mortgage shall not cover Tenant's Trade Fixtures or other personal property located in or on the Demised Premises.

     (b) Mortqaqee Protection Clau~e. In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any mortgagee of the Premises a thirty (30) day prior written notice of such act or omission, and until a reasonable period of time (e.g., 30 days) to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice. However, if act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30) day period, the Landlord and the mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commence remedying the same with due diligence and in good faith within said thirty (30) day period. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission.

     (c) Attossment. If any mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through possession or foreclosure or the delivery of a deed to the Premises in lieu of foreclosure, then, upon the written request of such mortgagee so succeeding to landlord's rights hereunder, provided such mortgagee assumes, in writing, the obligations of Landlord hereunder accruing on and after the date such mortgagee acquired title to the Premises, Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the Mortgage). In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, provided such transferee assumes, in writing, the obligations of Landlord hereunder accruing on and after the date of such transfer, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

(d) Upon ten business days advance written notice, Tenant

-26
agrees to execute, acknowledge and deliver a document substantially in the form of the Assignment of Lease dated as of the date hereof from Landlord to a Mortgagee and consented to by Tenant, with such changes therein as may be reasonably requested by an institutional lender, provided no such change alters the rights of Tenant hereunder.

     17. LANDLORD'S RIGHT OF ENTRY: In addition to rights set forth in Paragraph 25D hereof, upon reasonable notice, from time to time during normal business hours, such persons as Landlord or any assignee of Landlord shall designate shall have the right to enter upon the Premises and to inspect same, exhibit the Premises to prospective purchasers and mortgagees, and examine Tenant's books and records pertaining to the Premises, insurance policies, certificates of occupancy and other documents, records and permits in Tenant's possession with respect to the Premises, all of which shall be customary and adequate and reasonably satisfactory to Landlord, provided, however, that such activities by Landlord shall be conducted in such a manner as not to interfere with the conduct of business by Tenant at the Premises. If no Event of Default exists hereunder, any such inspections shall be at the expense of Landlord. If an Event of Default exists hereunder, such inspections shall be at the reasonable expense of Tenant. During the final one (1) year of the Term, Landlord shall be entitled to place customary "For Rent" or "For Sale" signs on the Premises. Such persons as Landlord or any assignee of Landlord shall designate shall also have the right to enter upon the Premises for the purpose of making repairs which Landlord is authorized to make under the provisions of this Lease, provided.

     18. NOTICES: Notices, statements, demands, or other communications required or permitted to be given, rendered or made by either party to the-other pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, when received by overnight delivery or overnight courier delivery or facsimile transmission with a confirmation copy sent by overnight delivery or by overnight courier delivery addressed to the other parties as follows:

To Landlord: TriNet Essential Facilities X, Inc.
      Four Embarcadero Center, Suite 3150
      San Francisco, California 94111
      Attention:   Mark Whiting, President
            Fax:   (415)391-6259

-27
With a copy (which shall not constitute notice) to:

TriNet Corporate Realty Trust, Inc.
Four Embarcadero Center, Suite 3150

San Francisco, California 94111
Attention: Charles S. Swanson
      Fax: (415)391-6259

With a copy (which shall not constitute notice) to:

Day, Berry & Howard 260 Franklin Street Boston, Massachusetts Attention: Lewis
A. Burleigh, Esq.

Fax:   (617) 345-4745

To Tenant

FIRST  HEALTH Strategies, Inc.
c/o First Financial Management Corporation
3 Corporate Square, Suite 700
Atlanta, Georgia 30319
Attention: Legal Department
      Fax: (404)636-7632

With a copy (which shall not constitute notice) to:

Sutherland, Asbill & Brennan 999 Peachtree Street, N.E. Atlanta, Georgia 30309
Attention: H. Bdward Hales, Jr., Esq.

Fax: (404)853-8806

Either party may, by notices as aforesaid, designate a different address for addresses for notice, statements, demands or other communications intended for it.

19.  STATUS OF LEASE: FINANCIAL DATA:

     Upon written request of either party, the other party agrees, within twenty (20) days, to deliver a written status report of this Lease, in the form provided on attached Exhibit D, provided that neither party shall be obligated to provide more than four (4) such status reports per year.

20.  MECHANICS' LIENS:

     Liens and Riabt of Contest. (a) Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Premises, equipment or materials supplied or claimed to have

-28
been supplied to the premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same. However, in the event Tenant desires to contest the validity of any lien it shall (i) on or before thirty (30) days prior to the due date thereof, notify Landlord, in writing, that Tenant intends to so contest same; (ii) on or before the due date thereof, if the amount in controversy exceeds $100,000 or if any mortgagee or Trust Deed holder of Landlord so requires, deposit with Landlord security (in form and content reasonably satisfactory to Landlord or Landlord's mortgagee or trust deed holder) for the payment of the full amount of such lien and, from time to time, deposit additional security or indemnity so that, at all times, adequate security or indemnity will be available for the payment of the full amount of the lien together with all interest, penalties, costs and charges accrued or accumulated thereon.

If Tenant complies with the foregoing, and Tenant continues, in good faith, to contest the validity of such lien by appropriate legal proceedings which shall operate to prevent the collection thereof and the sale or forfeiture of the Premises, or any part thereof, to satisfy the same, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Premises. Any surplus deposit retained by Landlord, after the payment of the lien shall be repaid to Tenant. Provided that nonpayment of such lien does not cause Landlord to be in violation of any of its contractual undertakings, Landlord agrees not to pay such lien during the period of Tenant's contest. However, if Landlord pays for the discharge of a lien or any part thereof from funds of Landlord, any amount paid by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord) together with interest thereon at the Overdue Rate, shall be repaid by Tenant to Landlord on demand by Landlord. Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien or the attempt by Tenant to discharge same as above
provided.                          -

     (b) All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor,

-29
services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

     (c) Tenant shall not create, permit or suffer,-and, subject to the provisions of Paragraph 21(a) hereof, shall promptly discharge and s-atisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which, as a result of Tenant's action or inaction contrary to the provisions hereof, shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof, or the income therefrom.

     21. END OF TERM: (a) Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Premises to Landlord in the same condition and suitable for the same use in which the Premises was originally received from Landlord except as repaired, rebuilt or altered as required or permitted by this Lease (and/or except for such casualty damage as Tenant shall not be required to repair or restore hereunder), and except for normal wear and tear, and shall surrender all keys to the Premises to Landlord at the place then fixed for the payment of Fixed Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Except as otherwi~e provided herein, Tenant shall at such time remove all of its property (including Tenant's trade fixtures) therefrom and all alterations and improvements placed thereon by Tenant if so requested by Landlord. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed when required shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant.

     (b) If the Premises are not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless from and against loss or liability resulting from the delay by Tenant in so surrendering Premises, including, without limitation any claim made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. In

-30
addition to the foregoing, and in addition to the Additional Rent, Tenant shall pay to Landlord a sum equal to 150` of the Fixed Rent herein provided during each month or portion thereof for which Tenant shall remain in possession of the Premises or any part thereof after the termination of the Term or of Tenant's rights of possession, whether by lapse of time or otherwise. The provisions of this Paragraph 22(b) shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein at law or at equity.

     (c) All property of Tenant not removed on or before the last day of the term of this Lease shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any maDner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair.

     (d) Except for surrender upon the expiration or earlier termination of the term hereof, no surrender to Landlord of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by Landlord.

22.  ALTERATIONS:

     (a) At any time during the Term of this Lease, Tenant shall have the right without Landlord's consent to make alterations in and to the Premises, provided such alterations do not adversely affect the value of the Premises and are not estimated to cost more than $200,000.

     (b) In the case of alterations exceeding the limits of clause (a), Tenant shall submit to Landlord plans and specifications showing the nature and extent of such alterations. Landlord shall have a period of thirty (30) days, time being of the essence, to approve such plans and specifications, such approval not to be unreasonably withheld.

If Landlord has not responded in said 30 day period, Tenant may deliver to Landlord a duplicate notice, prominently marked to indicate that failure to respond within ten (10) days shall constitute approval of the plans, and if Landlord shall fail to respond within ten (10) days of its receipt of such duplicate

-31
notice, the plan shall be deemed approved by Landlord.

     If Landlord approves or is deemed to have approved such plans and specifications, Tenant shall have the right to have such work performed as approved. If Landlord disapproves such alterations, Tenant shall not perform the work, but may resubmit plans and specifications designed to meet the objections raised by Landlord. Prior to commencing work, Tenant shall obtain at its expense all necessary permits and builder's risk insurance in an amount reasonably satisfactory to Landlord. Paragraph 21 hereof is applicable in connection with Alterations. Upon completion of any alteration, Tenant shall deliver to Landlord updated plans and specifications reflecting such alterations and a final certificate of occupancy issued subsequent to the completion of the Alteration.- Landlord shall have title to and ownership of all alterations, and all alterations shall be subject to the provisions of this Lease. All such alterations shall be at Tenant's expense. All such alterations referred to in this Paragraph shall be referred to herein as "Alterations." In any event, the making of Alterations shall be expeditiously completed in a god and workmanlike manner and in compliance with all applicable laws, rules, regulations, ordinances and restrictions then in effect.

     23. MEMORANDUM OF LBASB: The parties agree to promptly execute a Memorandum of Lease in recordable form and either of the parties shall have the right, without notice to the other party, to record such Memorandum of Lease.

24.  S~3LETTING/ASSIGNMENT: (a) Tenant shall not assign its

interest in this Lease, but shall have the right, without Landlord's consent, to sublet all or any portion of the Premises. Prior to an Bvent of Default, Tenant shall be entitled to retain all sublease rents. Bffective upon the occurrence and during the continuance of an Event of Default, all rents payable under such subleases are hereby assigned to Landlord. A copy of any sublease fully executed and acknowledged by Tenant and sublessee shall be delivered to Landlord at the time of its execution. No such sublease shall be deemed to relieve Tenant of any liability for the due and faithful performance of the terms of this Lease and Tenant shall continue to be directly and primarily liable hereunder, and not as a guarantor or surety. Tenant shall not assign, mortgage, pledge, transfer or otherwise encumber of dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, tran~fer or otherwise encumber or dispose of its interest or estate in the Premises, or any portion thereof, without obtaining Landlord's prior written consent.

Notwithstanding the foregoing, provided Tenant gives

-32
 written notice (hereinafter referred to as "Merger Notice") to Landlord, Landlord's consent shall not be required for the transfer of all, or substantially all, of Tenant's rights under the terms of this Lease to (i) an entity which holds the controlling ownership interest of Tenant; (ii) to an entity which Tenant holds (and continues to hold during the Term) the controlling ownership interest; (i-.i! to an entity which is wholly owned by an entity which holds the controlling ownership interest of Tenant; or (iv) to the resultant entity of a merger or consolidation with Tenant.

     (b) Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Landlord to any sublease of the Premises, or any portion thereof, or to any assignment of this Lease or of Tenant's interest or estate in the Premises, no sublessee shall assign its sublease nor further sublease the Premises, or any portion thereof, and no assignee shall further assign its interest in this lease or its interest or estate in the Premises, or any portion thereof, nor sublease the Premises, or any portion thereof, without Landlord's prior written consent in each and every instance which consent shall not be unreasonably withheld. No such assignment or subleasing shall relieve Tenant from any of Tenant's obligations in this Lease contained.

     (c) Tenant's failure to comply with all of the foregoing provisions shall (whether or not Landlord's consent is required under this Article), at Landlord's option, render any purported assignment or subletting null and void and of no force and effect.

25.  HAZARDOUS MATERIAL:

     A. Tenant (i) shall comply, and cause the Premises to comply, with all Environmental Laws (as hereinafter defined) applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Law and the carrying out of any remediation program specified by such authority) (ii) shall prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material (as hereinafter defined) or for the storage, handling, transfer or transportation of any Hazardous Material (other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof and supplier of consumer products and in compliance with Environmental Laws), (iii) shall not permit to remain, install or permit the installation on the Premises of any surface impoundments, underground storage tanks, or friable asbestos-containing

-33
 materials and (iv) shall cause any alterations of the Premises to be done in a way so as to not expose in an unsafe manner the persons working on or visiting the Premises to Hazardous Materials and in connection with any such alterations shall remove any Hazardous Materials present upon the Premises which are not in compliance with Environmental Laws or which present a danger to persons working on or visiting the Premises.

     B. "Environmental Laws~ means the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901, et seq. (RCRA), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42. U.S.C. Section 9601 et seq. (CERCLA), the Toxic Substance Control Act, as amended, 15 U.S.C.
Section 2601 et seq., the Federal Insecticide, Fungicide, Rodenticide Act, as amended, 7 U.S. Section 136 et seq., Utah Indoor Clean Air Act, 28381 Utah Code, et seq., and all applicable federal, state and local environmental laws, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules and regulations, now or hereafter existing relating to regulations or control of Hazardous Material or materials. The term "Hazardous Materials" as used in this Lease shall mean substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in any applicable federal, state or local statute, rule, regulation or determination, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 USC, Section 1801, et seq.; the Resource, Conservation and Recovery Act, 42 USC Section 6901, et seg.; and, asbestos, pcb's, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in applicable law or regulations.

     C. Except for liability resulting from or arising out of the negligent or willful act of Landlord or its Mortgagee or their agents on or about the Premises or their successors and assigns, Tenant agrees to protect, defend, indemnify and hold harmless Landlord, its directors, officers, employees and agents, and any successors to Landlord's interest in the chain of title to the Premises, their direct or indirect partners, directors, officers, employees, and agents, from and against any and all liability, including all foreseeable and all unforeseeable damages including but not limited to attorney's and consultant's fees, fines, penalties and civil or criminal damages, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, presence or disposal of

-34
 Hazardous Materials from, on, at, to or under the Premises prior to or during the Term of this Lease, and including, without limitation, the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Premises. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law under all statutes and ordinances or otherwise, and shall survive following the date of expiration or earlier termination of this Lease. Tenant expressly agrees that the representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease may be assigned to subsequent parties in interest to the chain of title to the Premises, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this Paragraph C or lien for such environmental matters, not involving Landlord or its Mortgagee as a defendant (unless Landlord or its Mortgagee is the alleged cause of the damage), conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord or its Mortgagee under this Lease or contravene the provisions of any First Mortgage. Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding. Landlord shall have the right to appoint cocounsel, which co-counsel will cooperate with Tenant's counsel in such proceedings. The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel are appointed because the interests of Landlord and Tenant in such proceedings, in Landlord's reasonable judgment, are or have become adverse.

     D. Tenant, promptly upon the written request of Landlord from time to time, but not more than once in any calendar year unless an Event of Default has occurred and is continuing, shall permit such persons as Landlord or any assignee of Landlord may designate and (unless an Bvent of Default has occurred and is continuing) approved by Tenant (including their liability insurance coverage), which approval shall not be unreasonably withheld or delayed ("Site Reviewers t') to visit the Premises from time to time and perform Environmental site investigations and assessments ("Site Assessments n ) on the Premises for the purpose of determining whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises relating to Hazardous Material; provided, however, that

-35
 any such Site Reviewer in performing any Site Assessment shall not unreasonably interfere with the operations or business of Tenant on the Premises. Landlord will cause any ~uch Site Reviewer to repair any damage to the Premises resulting from such Site Reviewer's activities. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Material on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the opinion of the Site Reviewers. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments (other than information previously supplied in writing to Landlord by Tenant) and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of'such matters. The cost of performing and reporting all Site Assessments shall be paid by Landlord unless an Event of Default has occurred and is continuing or unless the Site Reviewers discover an environmental condition caused by Tenant causing the Premises to be in material noncompliance with applicable Environmental Laws, in either of which events such cost will be paid by Tenant within thirty (30) days after demand by Landlord with interest to accrue at the Overdue Rate. Landlord, promptly after written request by Tenant and payment by Tenant as aforesaid, shall deliver to Tenant copies of reports, summaries or other compilations of the results of such Site Assessments. Tenant's sole remedy for Landlord's breach of the preceding sentence shall be a mandatory injunction, and not a termination of this Lease or a withholding or reduction of rent.

     E. Tenant shall notify Landlord in writing, promptly upon Tenant's learning thereof, of any:

(a)  notice or claim to the effect that Tenant is or may be


liable to     any person as a result of the release or threatened
release of    any Hazardous Material into the environment on or
about the     Premises;

     (b) notice that Tenant is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment on or about the Premises;

     (c) notice that the Premises is subject to an environmental lien; and

     (d) notice of violation to Tenant or awareness by Tenant of a condition which might reasonably result in a notice of violation of any applicable Environmental Law that could have a

-36
 material adverse effect upon the Premises.

26.  MISCELLANEOUS PROVISIONS:

     A. This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal represent~tives, successors and assigns of the parties.

     B. The capitalized and underlined titles appearing in this Lease are for reference only and shall not be considered a part of this lease or in any way to modify, amend or affect the provisions thereof.

     C. This-Lease contains the complete agreement of the parties with'reference to the leasing of the Premises.

     D. Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

     E. Whenever Tenant is required to make payments to Landlord other than Fixed Rent, such payments shall constitute Additional Rent. Whenever Tenant is required to make payment for insurance or taxes, Landlord shall have the right after fifteen (15) days notice to Tenant, to make the payment for Tenant and to recover such sums from Tenant as Additional Rent plus interest on such sums at the Overdue Rate.

     F. This Lease may be executed in one or more counterparts, each of which shall be an original, and all of which nhall constitute one and same instrument.

     G. The term "Landlord" as used in this Lease shall mean only the owner or owner~ at the time in question of the fee title, and in the event of any transfer of such title or interest, Landlord named in this Lea~e (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

-37
     H. This Lease shall be governed by and construed and enforced in accordance with and subject to the laws of the State of Utah.

     I. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Prem,ses and not against any other assets, properties or funds of (a) Landlord or any director, officer, shareholder, general partner, limited partner, or direct or indirect partners, employee or agent of Landlord or its general partners (or any legal representative, heir, estate, successor or assign of any thereof), (b) any predecessor or successor partnership or corporation (or other entity) of Landlord or its general partners, either directly or through Landlord or its predecessor or successor partnership or corporation (or other entity) of Landlord or its general partners, and (c) any other person or entity. The foregoing provision is not intended to deprive Tenant of any injunctive relief to which it may be entitled.

     J. Without the written approval of Landlord and Tenant, no person other than Landlord (including its direct and indirect partners), Mortgagee, Tenant and their respective successors and assigns shall have any rights under this Lease.

     K. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Lease, it shall be done in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the express provisions of this Lease.

     L. There shall be no merger of this Lease or the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, and (b) the fee estate in the Premises.

     M. Notwithstanding anything contained herein to the contrary, the interests of Tenant and Landlord under this Lease are expressly intended by the parties hereto to be construed as a leasehold estate held by Tenant and a fee simple estate held by Landlord, and not as an estate for years held by Tenant or a remainder interest held by Landlord.

-38
     IN WITNESS WHEREOF, the parties have hereunto set their hands under seal on the day and year first above written.

TRINET BSSENTIAL FACILITIES X, INC. Landlord

By:
   President

FIRST HEALTH STRATEGIES, INC.

By:


Name:   Barry W. Burt
Title:  Vice President


 39
      IN WITNESS WHEREOF, the parties have hereunto set their hands under seal on the day and year first above written.

TRINET ESSENTIAL FACILITIES X, INC. Landlord

By:

Presic tent

FIRST HEALTH STRATEGIES, INC.

By:


Name:   Barry W. Burt

Title:  Vice President

-39ANNEX I

DEFINITIONS

     The following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and plural ,forms of the terms herein defined.

     "Additional Rent" means all amounts, liabilities and obligations other than Fixed Rent which Tenant assumes or agrees to pay under this Lease to Landlord or others.

t'Closinat' is defined in Paragraph 3B of this Leane.

,"Commencement Date" is defined in Paragraph 3B of this Lease.

"Bvent of Default" is defined in Paragraph 14 of this Lease.

     "First Mortqaqe" or "Mortgaqe" shall mean a first mortgage on the Premises given by Landlord to the Mortgagee to secure a loan financing or refinancing the acquisition of the Premises.

     "First Mortqaqe Note" shall mean a promissory note evidencing a- loan secured by a First Mortgage. -

"First Renewal Term" is defined in Paragraph 3C of this Lease.

"Fixed Rent" is defined in Paragraph 4 of this Lease.

     n Imposition" means the various tax and other charges referred to in Paragraph 9.

~Initial Term" is defined in Paragraph 3A of this Lease.

"Landlord" is defined in the first paragraph of this Lease.

nLease" is defined in the first sentence of this Lease.

     "Lease Expiration Date" is defined in Paragraph 3A of this Lease.

     ~Lease Year" means each twelve-month period beginning on each December ~ during the Term.

     ~Mortuagee" shall mean any first mortgagee with respect to the Premises.

-40
     "Overdue Rate" means a rate equal to fifteen percent (15) per annum (or the maximum rate allowed by law if such rate is less than fifteen percent (15~) per annum).

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subd~vision thereof.

"Permitted Encumbrances" means:

(a) Any liens for taxes, assessments and other governmental charges and any liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with the Premises, which are not due and payable;

(b) The easements, rights-of-way, encroachments, encumbrances, restrictive covenants or other matters in the title set forth in Schedule B to the policy of owners title insurance (or commitments therefore) delivered to and accepted by Landlord with respect to the Premises in connection with the delivery of this Lease as shown on Exhibit E attached hereto;

(c)  The Lease and the rights of Tenant under this Lease;

(d) The lien of the Deed of Trust dated as of , 1994, from Landlord to Bankers Trust Company, as trustee, and any rights granted thereby; and

"Premises" is defined in Paragraph 1 of this Lease.

"Proceeds Trustee" is defined in Paragraph 1ID.

"Rent" means Pixed Rent and Additional Rent.

"Renewal Term" is defined in Paragraph 3C of this Lease.

     "Renewal Term Commencement Date" is defined in Paragraph 3C of this Lease.

     "Renewal Term Expiration Date" is defined in Paragraph 3C of this Lease.

"Second Renewal Term" is defined in Paragraph 3C of this Lease.

Site Reviewers n is defined in Paragraph 25E of this Lease.
     "Site Assessments" is defined in Paragraph 25E of this Lease. "Term" means the Initial Term, together with any Renewal Terms. "Third Renewal Term" is defined in Paragraph 3C of this Lease.

-42
     Exhibit A-1

Description of Land

Those parcels of land located in Salt Lake County, Utah, described as fGllOWS:

PARCEL NO. 1:

BEGINNING at a point South 000310 East 1931.635 feet and South 895950
West 1280.022 feet from the Salt Lake County Monument at the center of Section 22, Township 1 South, Range 1 West, Salt Lake Base and Meridian, said point being on the West line of a 60 foot right-of-way, and running thence South 895650 West 250.000 feet; thence North 102313 East 315.411 feet; thence
North 000310 West 108.295 feet; thence North 364500 East 204.281 feet;
thence Southeasterly 138.549 feet along a 122.227 foot radius curve with chord bearing South 323135 East; thence South 000310 East 471.330 feet to the point of BEGINNING.

EXCEPTING THEREFROM the following:

BEGINNING at a point on the West line of 1935 West Street, said point being South 000310 East 1744.494 feet and South 895650 West 1280.022 feet from the Salt Lake County Survey Monument at the center of Section 22, Township 1 South, Range 1 West, Salt Lake Base and Meridian, and running thence South 000310 East 187.146 feet along said West line of street; thence South 895650 on West 250.000 feet; thence North 102313 East 190.296 feet; thence North 895650 East 215.518 feet to the point of BEGINNING.

The above described property also known by the street address of: 2602 South Decker Lake Lane, Salt Lake City, Utah 84119.

PARCEL NO. 2:

BEGINNING at a point on the West line of 1935 West street; said point being South 000310 East 1744.494 feet and South 895650 West 1280.022 feet from the Salt Lake County Survey Monument at the center of Section 22, Township 1 South, Range West, Salt Lake Base and Meridian, and running thence South 0003108 East along said West line 290.40 feet; thence South 89565055 West
350.00 feet; thence North 185655n East 307.14 feet; thence North 895650
East 250.00 feet to the point of BEGINNING.

43

 The above described property also known by the street address of: 2614 South Decker Bake Lane, Salt Lake City, Utah 84119.

PARCEL NO. 3:

BEGINNING at a point on the West line of 1935 West Street, said point being South 00310 East along the Section line 2034.894 feet and South 895650
West 1280.022 feet from the Salt Lake County Survey Monument at the center of
Section 22, Township 1 South, Range 1 West, Salt Lake Base and Meridian, and running thence South 00310 East along said West line 117.65 feet; thence South 895650 West 390.51 feet; thence North 185655 East 124.43 feet;
thence North 895650 East 350.00 feet to the point of BEGINNING.

The above described property also known by the street address of: 2650 South Decker Lake Lane, Salt Lake City, Utah 84119.

PARCEL NO. 4:

BEGINNING at a point on the West line of 1935 West Street, said point being South 00310 East along the section line 2152.544 feet and South 895650
West 1280.022 feet from the Salt Lake County Survey Monument at the center of
Section 22, Township 1 South, Range 1 West, Salt Lake Base and Meridian, and running thence South 00310 East along said West line 468.02 feet to a point on the North line of 2770 South Street; thence South 895730 West along said North line 140.52 feet to a point of a 460.00 foot radius curve to the right; thence Northwesterly along the arc of said curve and the Northeasterly line of Decker Lake Blvd., 403.85 feet, (long chord bears North 645327 West 391.00 feet); thence North 185655 East 319.14 feet; thence North 895650 Bast
390.51 feet to the point of BEGINNING.

The above described property also known by the street address of: 2686 South Decker Lake Lane, Salt Lake City, Utah 84119.

PARCEL NO. 5:

BEGINNING at a point South 00310 East along the Section line 1880.896 feet and South 895650" West 990.00 feet from the center of Section 22, Township 1 South, Range 1 West, Salt Lake Base and Meridian, and running thence South 000310 East 100.00 feet; thence South 895650 West 230.00 feet to the East line of 1935 West Street; thence North 000310 West along said East line
100.00 feet; thence North 895650 East 230.00 feet to the point of BEGINNING.

 44
 The above described property also known by the street address of 2569 South Decker Lake Lane, Salt Lake City, Utah 84119.

PARCEL NO. 6:

BEGINNING at a point South 00310 Bast along the Section line 1980.896 feet and South 895650 West 990.0 feet from the center of Section 22, Township 1 South, Range West, Salt Lake Base and Meridian, and running thence South 00310 East 95.0 feet; thence South 895650 West 230.0 feet to the East line of 1935 West Street; thence North 00310" West along said East line 95.0 feet; thence North 895650 East 230.0 feet to the point of BEGINNING.

The above described property also known by the street address of: 2575 South Decker Lake Lane, Salt Lake City, Utah 84119.

PARCEL NO. 7:

BEGINNING at a point South 895730 West 968.00 feet and North 000310 West
348.05 feet from the South quarter corner of Section 22, Township 1 South, Range 1 West, Salt Lake Base and Meridian and running thence North 000310 West 60.00 feet; thence South 895650 West 252.00 feet; thence North
000310 West 159.68 feet; thence North 895650 East 230.00 feet; thence North 000310 West 9s.00 feet; thence North 895718. Bast 470.00 feet; thence South 0060310 East 312.87 feet; thence South 895730t West 448.00 feet to the point of BEGINNING.

TOGETHER WITH an easement for ingress and egress created by an Basement Relocation Agreement dated June 7, 1994 and recorded June 3, 1994 as Bntry No. 5841345 in Book 6955 at page 291 of Official Records, more fully described as:

BEGINNING at a point which lies South 895730 West 781.00 feet and North
00230 West 23.00 feet from the South quarter corner of Section 22, Township
1 South, Range 1 West, Salt Lake Base and Meridian (said point lies on the North line of 2770 South Street) and running thence North 00230 West 325.05 feet to the South line of property now or formerly of FIRST HEALTH Realty, Inc.; thence North 89O57930n Bast 15.00 feet along the South line; thence South 00230 Bast 325.05 feet to the North line of 2770 South Street; thence South 895730 West 15.00 feet along said line to the point of BBGINNING.

The above described property also known by the street address of 2601 South Redwood Road, Salt-Lake City, Utah 84119.

-45
 Exhibit A-2

Description of Personal Property

ITEM

   NO.  OTY   CATALOGDE NO.DESCRIPTIoN
        Co9T
   1    16    VPA36404PANEL FABRIC COHM. 36X40                   3078.40
   2    605   VPA3660RPANEL FAi3RIC COMM. 36X60                139392.00
   3    7     OPC40RSSTRAIGHT CONN. (180) KIT                     14B.40
   4    5     OPC40RCCORNER CONNECTOR (go) KIT                    106.00
   5    4     OPC4 OREEND CONNECTOR KIT                            73.60
   6    lS5   OPC60R9STRAIGHT CONN. (lB0) KIT                    4218.00
   7    72    OPC60RCCORNER CoNNECTOR (90) KIT                   1641.60
   8    237   OPC60REEND CONNECTOR KIT                           4740.00
   9    90    OPC60RTTHREE WAY CONNECTOR KIT                     2412.00
   10   49    OPC60RXFWR WAY CONNECTOR KIT                       1313.20
   11   4     OPDC8RDUAL PANEL CONN. 40/60                        150.40
   12   4     PCMF PANEL CONNECTOR CAP                             25.60
   13   26    OIM60H-6CEIL INFEED MOW  E-RIGID                   3536.00
   14   3     OBI POWER ENTRY ASM 6&8 WIRE                        168.00
   15   161   OTP-6 TERMINAL BLOCK 6-WIRE                        1738.80

   16   132   OCC36-6CONDWIT JUMPER 6-WIRE                        3273.60
   17   100   OR1 DUPLEX RECEPTACLE STD                            920.00
   18   100   OR2 DUPLEX RECEPTACLE STD                            920.00
   19   100   OR3 DUPLEX RECEPTACLE                                920.00
   20   29    NADPIR36CEILING INF. RIGID KIT                      2702.80
   21   125   NADC36TOP RWAY KIT DATA TRAK                        34S0.00
   22   50    NADFSSHRODD-TOP RWAY, STRAIoRT                       200.00
   23   4     NADVS1CSHROUD-DATA TRAK, 8TRAIoHT                     17.60
   24   74    NADVS2CSHROUD-DATA TRAK, STRAIoRT                    325.C0
   25   58    NADFERSHRODD-TOP RWAY, END                           232.00
   26   149   NADVAVERTICAL CABLE MANAGER                         2443.60
   27   75    vWMeoWIRE MANAGER VERTICAL                           450.00
   28   296   W324AG236X24 WORK8URF. CANT.MIC.                   31376.00
   29   2     W624AG272X24 WORKSURF. CANT.MIC.                     304.80
   30   149   236C24G236X24 CORNER WORKSDRFACE                   21456.00
   31   1     WM6CCE273X15 COUNTER CAP EXT. (1)                     86.00
   32   2     WM6CCEE274X15 COUNTER CAP EXT. (2)                   176.80
   33   298   DPFlBLSUPP.DWR. PEDESTAL 6/6/12                    69851.20
   34   146   AC836 SHELF 8TANDARD                                8117.C0
   35   C     ACOP3636~ OVERHEAD CABINET W/L                       895.20
   36   1S2   ATL36 STANDARD TASK LIoRT                           9363.20
   237  150         BU~rnOG TASK CHAIR                           S9400.00


,~/I,Y

-46
 Exhibit A-3

Site Plan
 Exhibit B

Rent Payments

     --~~!
~_

     2. Each installment of Fixed rent payable for the Premises during that portion of the Initial Term commencing on December 1, 1994 and ending on and including November 30, 1999 is $103,753.83 and said installments are payable on December 1, 1994 and thereafter on the first day of each month to and including November 1, 1999. .

     3. Each installment of Fixed Rent payable for the Premises during that portion of the Initial Term commencing on December 1, 1999 and ending on and including November 30, 2004 is $108,426.58 and said installments are payable on December 1, 1999 and thereafter on the first day of each month to and including November 1, 2004.

     4. Bach installment of Fixed rent payable for the Premises during that portion of the Initial Term commencing on December 1, 2004 and ending on and including November 30, 2009, is $122,674.75 and said installments are payable on December 1, 2004 and thereafter on the first day of each month to and including November 1, 2009.

     5. Each installment of Fixed Rent payable for the Premises during the First Renewal Term is $132,488.75 and said installments are payable on December 1, 2009 and thereafter on the first day of the month to and including November 1, 2014.

     6. Each installment of Fixed Rent payable for the Premises during the Second Renewal Term is $143,087.83 and said installments are payable on December 1, 2014 and on the first day of each month thereafter to and including November 1, 2019.

     7. Each installment of Fixed Rent payable for the Premises during the Third Renewal Term is $154,534.92 and said installments are payable on December 1, 2019 and on the first day of each month thereafter to and including November 1, 2024.

-48
 Exhibit C

The applicable amount determined in accordance with Schedule C shall be the amount set forth opposite the date on which such determination is made, or if such date is not listed below, then on the next preceding date.

December 1, 1994

January 1, 1995
February 1, 1995
March 1, 1995
April 1, 1995
May 1, 1995
June 1, 1995
July 1, 1995
August 1, i995
September 1, 1995
October 1, 1995
November 1, 1995
December 1, 1995

January 1, 1996
February 1, 1996
March 1, 1996
April 1, 1996
May 1, 1996
June 1, 1996
July 1, 1996
August 1, 1996
September 1, 1996
October 1, 1996
November 1, 1996
December 1, 1996
January 1, 1997
February 1, 1997
March 1, 1997
April 1, 1997
May 1, 1997
June 1, 1997
July 1, 1997
August 1, i997
September 1, 1997
October 1, 1997
November 1, 1997
December 1, 1997
January 1, 1998
February 1, 1998
March 1, 1998
April 1, 1998
May 1, 1998

-49

$12,900,000 $12,894,413 $12,888,793 $12,883,141 $12,877,455 $12,871,736
$12,865,984 $12,860,199 $12,854,380 $12,848,526 $12,842,639 $12,836,717
$12,830,761 $12,824,770 $12,818,744 $12,812,683 $12,806,586 $12,800,454
$12,794,286 $12,788,082 $12,781,842 $12,775,566 $12,769,253 $12,762,903
$12,756,516 $12,750,092 $12,743,631 $12,737,131 $12,730,594 $12,724,019
$12,717,405 $12,710,753 $12,704,062 $12,697,332 $12,690,562 $12,683,753
$12,676,905 $12,670,016 $12,663,087 $12,656,118 $12,649,108 $12,642,058
June 1, 1998
July 1, 1998
August 1, 1998
September 1, 1998
October 1, 1998
November 1, 1998

December 1, 1998
January 1, 1999
February 1, 1999
March 1, 1999
April 1, 1999
May 1, 1999
June 1, 1999
July 1, 1999
August 1, 1999
September 1, 1999
October 1, 1999
November 1, 1999
December 1, 1999 and thereafter

-50

$12,634,966
$12,627,833
$12,620,658
$12,613,441
$12,606,183
$12,598,882
$12,591,538
$12,584,151
$12,576,722
$12,569,249
$12,561,732
$12,554,172
$12,546,567
$12,538,919
$12,531,225
$12,523,487
$12,515,703
$12,507,874
$12, 500, 00o
Exhibit D

Estoppel Certificate

     The undersigned is the [landlord] [tenant] under the Lease Agreement dated as of October 1, 1994 between TriNet Essential Facilities X, Inc., a Maryland corporation (together with its successors as such landlord, called "Landlord") and FIRST HEALTH Strategies, Inc., a Delaware corporation (together with its successors as such tenant, called "Tenant") (the Lease), and hereby certifies that on the date hereof:

     1. The Lease has not been amended or modified, and remains in full force and effect. There has been no partial termination of the Lease pursuant to paragraph 10 thereof.

     2. No Event of Default, as defined in the Lease, has occurred and is continuing and, to the knowledge of the undersigned, no event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

     3. Landlord is not in breach of any provision of the Lease, and Tenant has no defense to or offset against full performance of its obligations under the Lease.


4.   The Term of the Lease commenced on November

and is scheduled to expire on.

, 1994

5.   Exhibit B to the Lease, a copy of which is attached

hereto, accurately states the obligations of Tenant to pay Fixed
Rent. Fixed Rent has been paid through . [Tenant only: Additional Rent has been paid currently, except:

as of~

In witness whereof, this certificate has been duly executed

By_

-51
     Exhibit E

1.   The lien of taxes and assessment not yet due and payable.

2. Reservations contained in that certain Warranty Deed, recorded July 14, 1953 as Entry No. 1337123 in Book 1021 at page 345 of Official Records of Salt Lake County, Utah.

3. By modification of Deed Restrictions, recorded August 12, 1977 as Entry No. 2982410 in Book 4532 at page 768 of Official Records, the foregoing restrictions were modified.

4.   Conditions and restrictions recorded June 10, 1977 as Entry

No. 2955455 in Book 4501 at page 858 of Official Records of
Salt Lake County, Utah.

5.   Conditions and Restrictions recorded November 24, 1980 as

Entry No. 3506515 in Book 5182 at page 528 of Official
Records, Salt Lake County, Utah.

6. An easement for public utilities and incidental purposes as granted to The Mountain States Telephone and Telegraph Company, a Colorado corporation, by instrument recorded February 22, 1983 as Entry No. 3761760 in Book 5439 at page 1518 of Official Records of Salt Lake County, Utah.

7. The property lies within the bounds of the Redwood Neighborhood Development Plan and is subject to the provisions thereof, as disclosed by Notice recorded December 27, 1984 as Entry No. 4032439 in Book 5617 at page 2824 of Official Records, Salt Lake County, Utah.

8. Covenants, Conditions and Restrictions created by an Easement Agreement by and between P.P.M.C., Inc., a Utah corporation, and FIRST HEALTH Realty, Inc., a Utah corporation, dated October 5, 1993 and record October 6, 1993 as Entry No. 5623353 in Book 6771 at page 1056, and amended by Easement Relocation Agreement recorded June 3, 1994 as Entry No. 5841345 in Book 6955 at page 291 of Official Records of Salt Lake County, Utah.

~811

/wr3/Id4 6/work/Trltht/FF~C/L - ~. . 06
Novenber 28, 1994; 6: 04pm


-52